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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
FirstCity Financial Corporation:

        We consent to the incorporation by reference in the registration statements (Nos. 333-10345, 333-48671, 333-59333, 333-00623, 333-09485, 333-124861, 333-171949 and 333-174911) on Forms S-3 and S-8 of FirstCity Financial Corporation and subsidiaries, of our reports dated March 30, 2012, with respect to the consolidated balance sheets of FirstCity Financial Corporation and subsidiaries as of December 31, 2011 and 2010, and the related consolidated statements of earnings, comprehensive income, stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 2011, and the effectiveness of internal control over financial reporting as of December 31, 2011, which reports appear in the December 31, 2011 Annual Report on Form 10-K of FirstCity Financial Corporation and subsidiaries.

KPMG LLP

Dallas, Texas
March 30, 2012

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  Exhibit 23.1